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For Immediate Release

Contact:  Leigh Ann Ihrig
          Vice President, Controller
          (405) 516-8155

                     LOGIX NAMES NEW CHIEF EXECUTIVE OFFICER

OKLAHOMA CITY - APRIL 9, 2001 - Logix Communications Enterprises, Inc. announced today that, Albert H. Pharis, Jr. will step down from his position
as President and CEO of the company effective April 13.   He will continue to
serve on the board of directors.  Craig T. Sheetz, the company's Executive
Vice President and Chief Financial Officer will succeed him.   "I am pleased
with the efforts and accomplishments of our team and have enjoyed the working relationships over the past 18 months" said Pharis. "I am confident in Craig's ability to take the company forward."

Everett Dobson, Chairman of Logix stated, "We are grateful to Bert for his efforts and look forward to the continued improvement of the company under Craig's leadership." Sheetz added, "With Logix solidly focused on the business basics and delivering quality services to our customers, I am confident that we will continue to improve."

LOGIX COMMUNICATIONS IS AN INTEGRATED PROVIDER OF INFORMATION TECHNOLOGY AND TELECOMMUNICATIONS SERVICES TO BUSINESSES IN KANSAS, MISSOURI, OKLAHOMA AND TEXAS. LOGIX PROVIDES A COMPREHENSIVE RANGE OF VOICE SERVICES, ADVANCED DATA SERVICES AND INTERNET SERVICES. LOGIX NEWS AND INFORMATION ARE AVAILABLE AT WWW.LOGIXCOM.COM.